Exhibit 99.3

FOR IMMEDIATE RELEASE

Iron Mountain Announces Agreement in Principle to Acquire Recall Holdings Limited for 0.1722 of an Iron Mountain Share for Each Recall Share; Partial Cash Alternative of A$8.50 per Recall Share

 — Iron Mountain Accelerating Release of First Quarter Results —

BOSTON — Iron Mountain (NYSE: IRM), the storage and information management company, today announced that it has reached an agreement in principle with Recall Holdings Limited (ASX: REC) to acquire Recall by way of a recommended court approved Scheme of Arrangement for 0.1722 of an Iron Mountain common share for each Recall share (the “proposed transaction”). The proposed transaction between the companies is contingent on Iron Mountain and Recall conducting confirmatory due diligence and negotiating and executing mutually acceptable merger documentation and other terms and conditions.  This agreement in principle does not assure that a definitive agreement regarding the proposed transaction will be reached or that any transaction between the companies will actually occur.

Iron Mountain president and CEO William L. Meaney said, “Our proposed transaction with Recall represents a compelling value proposition that we expect will generate significant synergies and be highly accretive after year one for both companies’ shareholders. In addition, Recall shareholders will directly benefit from the upside in future performance of the combined company and from any share appreciation of Iron Mountain common stock if the merger occurs.

“The revised offer for Recall reflects the strengthening of the U.S. dollar and other favorable changes since our last proposal, particularly regarding transaction-related tax assumptions,” Meaney added. “This proposed transaction represents compelling value for Recall shareholders, and we look forward to reaching a definitive agreement quickly.

Recall president and CEO Doug Pertz said, “Recall is pleased to have reached an agreement with Iron Mountain on the key commercial terms of a transaction that we believe is in the best interest of the company, our shareholders and our customers. The combined industry expertise of Recall and Iron Mountain will benefit customers and employees of both organizations, bringing the potential to produce material improvements in operations, enhanced quality of service and new product innovation for the information management industry.”

“An acquisition of Recall will accelerate Iron Mountain’s already successful strategy,” Meaney noted. “The combined company’s broader footprint, stronger infrastructure and increased economies of scale will enable us to better serve our customers and address unmet document storage and information management needs around the globe. In addition, both companies’ shareholders stand to benefit from potential significant synergies, and tax synergies to be achieved by way of REIT conversion, currently estimated at $125 million to $140 million.”

Under the terms of the proposed transaction, Recall shareholders will receive 0.1722 of an Iron Mountain common share for each Recall share, with Iron Mountain to establish a secondary listing on the Australian Securities Exchange to allow Recall Shareholders to trade Iron Mountain shares locally, if the Scheme of Arrangement is approved and implemented.

In addition, Recall shareholders will be offered the option to elect to receive alternative consideration of A$8.50 per Recall share in cash, subject to a proration mechanism that will cap the total amount of cash consideration to be paid to Recall shareholders at A$225 million.

The  terms of the proposed transaction will not be adjusted for any dividends which Recall or Iron Mountain pay in the ordinary course or any dividends which Iron Mountain is required to pay to maintain compliance with its REIT status obligations between now and closing of the proposed transaction.

The proposed transaction remains subject to each party conducting confirmatory due diligence and execution of definitive merger documentation, including entering into a Scheme Implementation Agreement.  Conditions precedent to the closing of the proposed transaction will include, among other things, receipt of antitrust/competition and other requisite regulatory approvals, no material adverse event affecting either party, Recall shareholder approval, Iron Mountain shareholder approval, Australian Court approvals and other customary conditions for a transaction of this nature.  The parties are working towards completing their confirmatory due diligence and negotiating and entering into definitive merger documentation within three to four weeks.

The terms of the proposed transaction have been unanimously approved by Iron Mountain’s and Recall’s Boards, and Iron Mountain’s and Recall’s Boards have indicated that they will recommend to their respective shareholders that they approve the proposed transaction.

Iron Mountain is being advised by Goldman Sachs, as financial advisor, and Weil, Gotshal & Manges LLP and Minter Ellison as legal counsel.

First Quarter 2015 Financial Results and Webcast Information

In connection with the announcement of the proposed transaction with Recall, Iron Mountain has released first quarter 2015 financial and operating results. Iron Mountain will host a conference call today, April 28, 2015, at 8:30 am ET. The earnings commentary, financial statements, related supplemental information and webcast details are available on the company’s Investor Relations website at investors.ironmountain.com or by clicking: http://investors.ironmountain.com/company/for-investors/events-and-presentations/events/event-details/2015/Q1-2015-Iron-Mountain-Incorporated-Earnings-Conference-Call or HERE.

Important Information and Where to Find It

In the event Iron Mountain and Recall enter into a Scheme Implementation Agreement, Iron Mountain intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will contain a prospectus relating to the securities Iron Mountain intends to issue to Recall shareholders in the potential acquisition and a proxy statement in connection with the potential acquisition of Recall. Also in the event that Iron Mountain and Recall enter into a Scheme Implementation Agreement, equivalent information would be included in the scheme booklet that Recall would prepare and, following approval from the Court, dispatch to its shareholders in connection with the scheme meeting at which Recall shareholders would consider whether or not to support the proposed acquisition of Recall by Iron Mountain by way of scheme of arrangement. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IRON MOUNTAIN, RECALL AND THE SCHEME IMPLEMENTATION AGREEMENT AND SCHEME OF ARRANGEMENT. Investors and security holders will be able to obtain these materials (if and when they are available) and other documents filed by Iron Mountain with the SEC free of charge at the SEC’s website, www.sec.gov and those documents released by Recall to the Australian Securities Exchange (ASX) announcements platform free of charge at ASX’s website, www.asx.com.au. In addition, stockholders will be able to obtain copies of the registration statement and proxy statement/prospectus (if and when they become available) and other documents filed with the SEC from Iron Mountain’s website at www.ironmountain.com or by directing such request to Iron Mountain at Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110, Attention: Investor Relations.

Participants in Potential Solicitation

In the event Iron Mountain and Recall enter into a Scheme Implementation Agreement, Iron Mountain, Recall and certain of their respective directors, executive officers and other persons may be deemed to be participants in the potential solicitation of proxies in respect of the vote that would be required by Recall’s shareholders to approve the terms of the Scheme of Arrangement as contemplated by the Scheme Implementation Agreement. Information regarding Iron Mountain’s directors and executive officers is available in Iron Mountain’s proxy statement filed with the SEC on April 13, 2015 in connection with its 2015 annual meeting of stockholders, and information regarding Recall’s directors and executive officers is available in Recall’s latest annual report. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC and announced to the ASX if and when they become available.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the proposed transaction, the entering into of the Scheme Implementation Agreement and the completion of the potential Scheme of Arrangement, the benefits of the potential Scheme of Arrangement, including future financial and operating results, the combined company’s plans, objectives, expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of Iron Mountain and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to enter into a Scheme Implementation Agreement and close the proposed transaction on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals; the risk that the benefits of the potential transaction, including potential cost synergies and other synergies (including tax synergies) may not be fully realized or may take longer to realize than expected; the impact of the proposed transaction on third-party relationships; actions taken by either of the companies; changes in regulatory, social and political conditions, as well as general economic conditions. Additional risks and factors that may affect results are set forth in Iron Mountain’s filings with the SEC and Recall’s filings with ASX, including Iron Mountain’s Annual Report on Form 10-K for the fiscal year ending December 31, 2014 and Recall’s Annual Report for the fiscal year ending June 30, 2014.

The forward-looking statements speak only as of the date of this communication. Neither Iron Mountain nor Recall undertakes any obligation to update these statements.

Contacts

US Media:	Australian Media:
Abernathy MacGregor Group	Cato Counsel
Chuck Burgess / Ian Campbell	David Symons
212.371.5999 / 213.630.6550	61.410559184
clb@abmac.com / idc@abmac.com	david@catocounsel.com.au

or

Investors:	Media:
Melissa Marsden	Christian Potts
SVP, Investor Relations	Senior Manager, Corporate Communications
617.535.8595	617.535.8721
melissa.marsden@ironmountain.com	christian.potts@ironmountain.com

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